UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of Directors

On December 6, 2011, the Board of Directors of Philip Morris International Inc. (“the Company”) elected Ms. Kalpana Morparia to the Board of Directors. Ms. Morparia was also elected a member of the Finance, Nominating and Corporate Governance, and Product Innovation and Regulatory Affairs Committees. The Board of Directors determined that Ms. Morparia is an independent director under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

Ms. Morparia will be compensated for her service on the Company’s Board of Directors pursuant to the existing non-employee director compensation programs. These compensation programs are described in detail in the Company’s proxy statement dated April 1, 2011 and filed with the Securities and Exchange Commission on such date.

A copy of the press release issued by the Company announcing the election of Ms. Morparia is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the election of Ms. Morparia to the Board of Directors, the Board of Directors amended Article II, Section 2 of its Amended and Restated By-Laws, in order to increase the size of the Board from eleven (11) to twelve (12) directors effective December 6, 2011. The Company’s Amended and Restated By-Laws are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Philip Morris International Inc.

99.1	Philip Morris International Inc. Press Release, dated December 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ Jerry Whitson
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary

DATE: December 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Philip Morris International Inc.

99.1	Philip Morris International Inc. Press Release, dated December 6, 2011